Table

of Contents
Coronado Global Resources Inc.

Form 10-Q September 30, 2023

1
EXHIBIT 15.1
ACKNOWLEDGMENT OF ERNST & YOUNG,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders

and Board of Directors of Coronado Global Resources Inc.
We are aware of the incorporation by reference in

the following Registration Statements (including all

amendments thereto):

1.
Registration Statement (Form S-3 No. 333-239730) of Coronado

Global Resources Inc.;
2. Registration Statement (Form S-8 No. 333-236597) pertaining to the Coronado Global Resources Inc. 2018 Equity
Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive

Director Plan; and
3. Registration Statement (Form S-8 No. 333-249566) pertaining to the Coronado Global Resources Inc. 2018 Equity
Incentive Plan

of

our

review

reports

dated May

8,

2023,

August

7,

2023

and

November

8,

2023, relating

to

the

unaudited

condensed
consolidated

interim financial

statements of

Coronado Global

Resources Inc.

that are

included

in its

Forms 10-Q

for the
quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

/s/ Ernst & Young
Brisbane, Australia
November 8, 2023